ALAMO GROUP INC.

2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of ___________, (the “Date of Grant”), by and between Alamo Group Inc., a Delaware corporation (the “Company”), and ______________ (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2019 Equity Incentive Plan (the “Plan”).

1. Notice of Restricted Stock Grant. Pursuant to the Plan, the Company has determined that the Grantee is to be granted Restricted Stock (the “Award”), subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Restricted Stock.

2. Number of Shares of Restricted Stock. The Award hereby entitles the Grantee to _________ Shares of Restricted Stock (the “Restricted Stock Shares”), with no purchase price to be payable by Grantee for such Restricted Stock Shares.

3. Terms and Conditions of Award. The Award shall be subject to the following terms, conditions, and restrictions:

a.Awards and Escrow. Grantee shall be issued a share certificate for the Restricted Stock Shares, which certificate shall be registered in the name of Grantee and shall bear the legend described in Section 3(b) hereof; provided, however, that: (i) the Company as escrow agent shall hold the share certificate for Grantee’s Restricted Stock Shares until the Restricted Period described in Section 3(c) has ended and all restrictions on such Restricted Stock Shares have lapsed, and (ii) as a condition of receiving this Award, the Grantee shall have delivered a stock power in the form provided by the Company, endorsed in blank, relating to the Restricted Stock Shares.

b.Certificate; Restrictive Legend. The Grantee agrees that any certificate issued for the Restricted Stock Shares prior to the end of the Restricted Period and lapse of any restrictions relating thereto shall be inscribed with the following legend:

“THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE “RESTRICTIONS”), CONTAINED IN THE ALAMO GROUP INC. 2019 EQUITY INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE

COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.”

c.Nontransferability of Restricted Stock Shares During Restricted Period. The Restricted Stock Shares shall be subject to restrictions on transferability until such restrictions lapse pursuant to Section 3(d) hereof (the “Restricted Period”). During the Restricted Period, the Restricted Stock Shares and any interest therein may not be sold, transferred, pledged, hypothecated, assigned, or otherwise disposed of except by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument. Any attempt to dispose of any Restricted Stock in contravention of such restrictions shall be null and void and without effect.

d.Removal of Restrictions. Subject to Sections 3(e), 3(f) and 3(g) hereof, the Restricted Period shall end as to 33.33% of the total Restricted Stock Shares on the first anniversary of the Date of Grant, and as to an additional 33.33% of the total Restricted Stock Shares on each of the two succeeding anniversaries of the Date of Grant, provided that the Grantee has continuously been a Service Provider through each such date. Provided that the Grantee shall have complied with his or her obligations under Section 5 hereof, the Company will release to the Grantee from escrow on a rolling basis as Restricted Periods end, stock certificates free of the restrictive legend described in Section 3(b) hereof, for those Restricted Stock Shares for which the particular Restricted Period applicable to the Restricted Stock Shares has ended, as soon as practicable after the last day of the particular Restricted Period applicable to the Restricted Stock Shares.

e.Termination of Relationship as a Service Provider. Except as otherwise may be provided in this Award or in the Plan, if the Grantee ceases to be a Service Provider for any reason during the Restricted Period, the Grantee’s rights to the Restricted Stock Shares for which restrictions have not lapsed will be forfeited back to the Company and the Grantee will have no further rights thereto.

f.Change in Control. Except as may otherwise be provided in any Change in Control Agreement between the Company and the Grantee, in the event of a Change in Control, restrictions on all Restricted Stock Shares shall immediately lapse and the Restricted Period shall end, unless the Award is either assumed or equitable substitution is made therefor.

g.Death or Disability. Notwithstanding Section 3(e) above, if the Grantee ceases to be a Service Provider during the Restricted Period as a result of the Grantee’s death or Disability (as hereinafter defined), the complete unvested balance of the Grantee’s Restricted Stock Shares shall automatically become vested upon the date of such death or Disability. The term “Disability” means that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The ultimate determination of whether an individual has suffered a Disability shall be made by the Committee in its reasonable discretion.

h.Rights as a Stockholder. Except as provided in this Section 3, the Grantee shall possess all incidents of ownership with respect to the Restricted Stock Shares during the Restricted Period, including the right to receive all dividends and distributions paid with respect to such Restricted Stock Shares and to vote such Restricted Stock Shares. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Shares with respect to which they were paid.

4. Adjustments. This Award and all rights and obligations under this Award Agreement are subject to Section 9 of the Plan.

5. Tax Withholding and Obligations.

a.Pursuant to Section 10 of the Plan, the Company has the right to require the Grantee to remit to the Company in cash an amount sufficient to satisfy any federal, local, state, foreign, or other tax withholding requirements related to the Award. With the approval of the Committee, the Grantee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company. Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional Share amounts shall be settled in cash.

b.The Grantee shall notify the Company of any election made pursuant to Section 83(b) of the Code.

6. Notices. Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested. Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below. Either party may change such party’s address for notices by duly giving notice pursuant hereto.

If to the Company: Alamo Group Inc.
Attn: Edward Rizzuti
1627 East Walnut
Seguin, Texas 78155
Facsimile: (830) 372-9683

If to the Grantee: ___________________
____________________
_____________________
______________________

7. Agreement Not a Contract of Employment. Neither the Plan, the granting of the Award, the Award Agreement, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to be employed by, or to provide services as a Service Provider to the Company or a Company’s direct or indirect subsidiary.

8. Compliance with Laws.

a.Shares shall not be issued pursuant to the Award granted hereunder unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to affect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

b.All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

9. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Shares by any holder thereof in violation of the provisions of this Award Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Restricted Stock Shares on its books nor will any of such Restricted Stock Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. Governing Law. The Award Agreement shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

12. Incorporation of the Plan. The Plan, as it exists on the date of the Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and this Award Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of the Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

13. Amendments. This Award Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

14. Authority of Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and the Award Agreement. The determination by the Committee as to any such matter of interpretation or construction shall be final, binding, and conclusive.

15. Binding Effect. The Award Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators, and legal successors.

16. Tax Representation. The Grantee hereby represents that he or she has reviewed with his or her own tax advisors the federal, state, local, and foreign tax consequences of the transactions contemplated by this Award Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understand that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Award Agreement

17. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Award Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all terms and conditions of the Plan and the Award Agreement.

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 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Award Agreement on the day and year first written above.

COMPANY:

ALAMO GROUP INC.

By: _______________________________
Ronald A. Robinson
Its: President & CEO

GRANTEE:

Signature:
Name:
Address:
Telephone No.: